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                                                                    Exhibit 23.1

[KPMG LOGO]

The Board of Directors
Wipro Limited
Doddakannelli
Sarjarpur Road                                          Our ref dv/jss
Bangalore
Karnaiaks 560035
INDIA

July 27, 2004

Dear Sirs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effect Amendment No.1 to the registration statement (No 333-111164) on Form S-8 of Wipro Limited and subsidiaries of our report dated April 16, 2004, relating to the consolidated balance sheets of Wipro Limited and subsidiaries as of March 31, 2004, and 2003, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2004, which report appears in the annual report on Form 20-F of Wipro Limited and subsidiaries for the year ended March 31, 2004 filed under the Securities Exchange Act of 1934 on May 17, 2004, as amended on May 19, 2004.

Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on April 1, 2002.

Yours faithfully,


/s/ KMPG LLP

KMPG LLP